SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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BADGER PAPER MILLS, INC.
(Name of Registrant as Specified in its Charter)

__________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BADGER PAPER MILLS, INC.
200 West Front Street, P. O. Box 149
Peshtigo, WI 54157

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 10, 2005

To the Shareholders of
BADGER PAPER MILLS, INC.:

Notice is hereby given that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 10, 2005, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, for the following purposes:

1.	To elect three directors to serve for a three-year term to expire at the 2008 annual meeting of shareholders;

2.	To consider and act upon a proposal to approve amendments to the Badger Paper Mills, Inc. 2001 Director Stock Grant Plan; and

3.	To consider and act upon any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 18, 2005 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Secretary

Peshtigo, Wisconsin
April 21, 2005

Your vote is very important. Whether or not you plan to attend the annual meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the proxy card in the postage-paid envelope provided (or, if applicable, by following the instructions for voting by telephone or via the Internet supplied to you by your bank or brokerage firm). You retain the right to revoke your proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of Badger Paper Mills, Inc. in open meeting at the annual meeting or by filing with the Secretary of Badger Paper Mills, Inc. either a notice of revocation or a duly executed proxy bearing a later date.

BADGER PAPER MILLS, INC.
200 West Front Street
Peshtigo, Wisconsin 54157-0149

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 10, 2005

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of Badger Paper Mills, Inc. (the “Company”) beginning on or about April 21, 2005, in connection with a solicitation of proxies by the Board for use at the Company’s annual meeting of shareholders to be held on Tuesday, May 10, 2005, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Shareholders may vote their shares in one of four ways:

        (1)    By mail. The shares of shareholders who complete and properly sign the accompanying proxy card and return it in the enclosed envelope before the Annual Meeting will be voted as directed by such shareholder at the Annual Meeting and any adjournments or postponements of the Annual Meeting. The shares of a shareholder who properly signs and returns the proxy card, but does not specify how to vote, will be voted “FOR” the election of the director nominees listed below and “FOR” approval of the amendments to the Company’s 2001 Director Stock Grant Plan, except that proxy cards returned by a broker to indicate a broker non-vote will not be so voted and will not constitute a vote “FOR” or “AGAINST” any of the proposals.

        (2)    By telephone. Most shareholders who hold their shares in “street name” through a broker, nominee, fiduciary or other custodian will receive a voting form from their bank or brokerage firm, rather than the Company’s proxy card. A large number of banks and brokerage firms are participating in a program that allows eligible shareholders to vote by telephone. If a shareholder’s bank or brokerage firm is participating in the telephone voting program, then such bank or brokerage firm will provide the shareholder with instructions for voting by telephone on the voting form. If a shareholder’s bank or brokerage firm does not provide the shareholder with a voting form, but the shareholder instead receives the Company’s proxy card, then such shareholder should mark the enclosed proxy card, date it and sign it, and return it in the enclosed envelope.

        (3)    Via the Internet. Most shareholders who hold their shares in “street name” through a broker, nominee, fiduciary or other custodian will receive a voting form from their bank or brokerage firm, rather than the Company’s proxy card. A large number of banks and brokerage firms are participating in a program that allows eligible shareholders to vote via the Internet. If a shareholder’s bank or brokerage firm is participating in the online voting program, then such bank or brokerage firm will provide the shareholder with instructions for voting via the Internet on the voting form. If a shareholder’s bank or brokerage firm does not provide the shareholder with a voting form, but the shareholder instead receives the Company’s proxy card, then such shareholder should mark the enclosed proxy card, date it and sign it, and return it in the enclosed envelope.

        (4)    In person. Written ballots will be available from the Company’s Secretary before the Annual Meeting commences. Shareholders whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in such shareholder’s favor, from the record holder in order to vote their shares at the Annual Meeting if they decide to attend in person. However, shareholders who send in their proxy cards, and also attend the Annual Meeting, do not need to vote again unless they wish to revoke their proxy.

        Telephone and Internet voting procedures, if available, are designed to authenticate shareholders’ identities to allow shareholders to give their voting instructions and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. The presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder (other than shareholders holding their shares in “street name”) giving a proxy may revoke it at any time before it is exercised by delivering notice of such revocation to the Secretary of the Company in open meeting or in writing by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

        Other than the election of directors and the proposal to approve amendments to the Company’s 2001 Director Stock Grant Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock, no par value (the “Common Stock”), as of the close of business on March 18, 2005 (the “Record Date”), are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,053,361 shares of Common Stock, each of which is entitled to one vote.

ELECTION OF DIRECTORS

        The Company’s Board currently consists of eight members. The Company’s By-Laws provide that the directors shall be divided into three classes, designated as Class I, II and III, respectively, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to Class III to hold office until the 2008 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the three persons named by the Board as nominees. The Board has no reason to believe that any of the listed nominees of the Board will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

        Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the Annual Meeting. Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Inspectors of election appointed by the Board will tabulate votes.

        The following paragraphs set forth certain information, as of the Record Date, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Class III, Term Expiring at the 2008 Annual Meeting

        Mark D. Burish, 51, has served as a director of the Company since May 1997. Since 1984, Mr. Burish has been President of the Madison, Wisconsin law firm Hurley, Burish & Milliken, S. C., the Company’s outside general counsel. He has served as President and Chief Executive Officer of Our House Assisted Living LLC, an assisted living facility located in Sun Prairie, Wisconsin, since 1996.

        James L. Kemerling, 65, has served as a director of the Company since March 1997. Mr. Kemerling became Chairman and Chief Executive Officer of Award Hardwood Floors, LLC, a manufacturer of engineered hardwood flooring located in Wausau, Wisconsin, in November 2003. Mr. Kemerling continues to serve as President and Chief Executive Officer of Riiser Oil Company, Inc., d/b/a Riiser Energy, a petroleum retailer in Wausau, Wisconsin, where he has been employed since July 1999. Prior to joining Riiser Oil Company, Inc., Mr. Kemerling was President of Mosinee Paper Corp from 1981 to 1988 and he was also a self-employed consultant. Mr. Kemerling has served as a director of WPS Resources Corporation, a public utility holding company based in Green Bay, Wisconsin, since May 1988. He is also a director of Wisconsin Public Service Corporation, a regulated electric and gas utility.

        Daniel D. King, 58, was appointed to the Board of Directors of the Company in December 2004 to fill the vacancy created when the Board expanded its membership from seven to eight directors. Since January 2004, Mr. King has served as President of CTI Paper USA, Inc., a Sun Prairie, Wisconsin-based paper company. Mr. King was President and Chief Executive Officer of Fox River Paper Company, LLC, a paper manufacturer located in Appleton, Wisconsin, from 1999 until 2003. Mr. King was President and Chief Executive Officer of Wausau Paper Mills Company from 1994 until 1999.

        The Board recommends the foregoing nominees for election as directors and urges you to vote “FOR” each of the nominees. Shares of common stock represented by executed but unmarked proxies will be voted “FOR” each of the foregoing nominees.

Directors Continuing in Office

Class I, Term Expiring at the 2006 Annual Meeting

        L. Harvey Buek, 63, has served as a director of the Company since May 1998. Mr. Buek is a consultant based in Everett, Washington, and served as the Company’s Interim President from March through July 1998. From January 1997 until March 1998, Mr. Buek was a self-employed consultant in Everett, Washington. From 1994 until December 1996, Mr. Buek was a consultant for Harris Group, Inc., an international engineering firm in Seattle, Washington. For 29 years prior to joining Harris Group, Inc., Mr. Buek was employed by Scott Paper Company in various positions, including service as Vice President-Everett (Washington) Operations from 1991 until his retirement in 1994.

        Ronald E. Swanson, 55, joined the Company as President and Chief Executive Officer in May 2003, after having served since 1997 as a Senior Vice President at StoraEnso Corporation, formerly known as Consolidated Papers, Inc. Prior to joining Consolidated Papers, Inc. in 1989, Mr. Swanson held management positions at International Paper Company (Hammermill and Thilmany plants) and Weyerhaeuser Company. Mr. Swanson, who holds a Ph.D from the Institute of Paper Chemistry, has been a director of Integrated Paper Services, an Appleton, Wisconsin provider of paper testing services for the paper industry, since June 1997.

        William A. Raaths, 58, has served as a director of the Company since November 2000. Mr. Raaths was appointed Chief Executive Officer of Great Northern Corporation, a packaging manufacturer located in Appleton, Wisconsin in September 2002. From 1999 to 2002, Mr. Raaths served as President and Chief Executive Officer of Anchor Appetizer Group/McCain in Appleton, Wisconsin. His past paper industry experience includes service as President of Georgia Pacific Tissue, Executive Vice President-Chesapeake and President-Wisconsin Tissue Mills, Inc. from 1994 until 1999.

Class II, Term Expiring at the 2007 Annual Meeting

        Harold J. Bergman, 69, has served as a director of the Company since October 2000. Mr. Bergman was President of Riverside Paper Corporation in Appleton, Wisconsin from 1989 until his retirement in 1999. His extensive paper industry experience includes senior level positions with Little Rapids Corporation, American National Can and Mosinee Paper Corp. Mr. Bergman currently serves as a director of Outlook Group Corp., a printing, packaging and direct marketing Company located in Neenah, Wisconsin, Integrated Paper Services, a provider of paper testing services to the paper industry located in Appleton, Wisconsin and CTI Paper USA, Inc., a paper company based in Sun Prairie, Wisconsin.

        John T. Paprocki, 54, has served as a director of the Company since February 2001. Since October 1999, Mr. Paprocki has served as principal consultant for Paprocki & Associates, an independent turnaround management consulting firm based in Wausau, Wisconsin. In connection with one of his assignments, Mr. Paprocki served as Executive Vice President and Chief Financial Officer of Analysts International, Inc., a publicly traded information technology staffing and solutions Company headquartered in Minneapolis, Minnesota, from April 2002 to October 2003.  He was Chief Operating Officer at Marquip, Inc. in Phillips, Wisconsin from November 1999 until January 2001. From 1994 to June 1996, he was Vice President and Chief Financial Officer of Medalist Industries, Inc. in Milwaukee, Wisconsin. Mr. Paprocki is a Certified Public Accountant, A Certified Management Accountant and a Certified Financial Manager.

BOARD OF DIRECTORS

Independent Directors

        Of the eight directors currently serving on the Board, the Board has determined that Messrs. Paprocki, Bergman, Kemerling, King, Burish, Raaths and Buek are “independent directors” as defined under The Nasdaq Stock Market, Inc.’s Marketplace Rules, and that Messrs. Bergman, Kemerling, King, Raaths and Buek also meet the additional independence standards for Audit Committee members.

Committees, Meetings and Attendance

        The Board has standing Audit, Compensation and Nominating Committees, which are comprised solely of independent directors as defined under The Nasdaq Stock Market, Inc.’s Marketplace Rules.

        Audit Committee. The members of the Audit Committee currently consist of Messrs. Raaths (Chairman), Buek and King. The Board has determined that Mr. Raaths qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). The primary functions of the Audit Committee, which met four times in person during 2004, are to: (i) appoint the Company’s independent accountants and determine their compensation, (ii) oversee, review and evaluate the work of the Company’s independent accountants and internal auditors, if any, (iii) serve as an independent and objective third party to monitor the Company’s compliance with legal and regulatory requirements and the Company’s disclosure controls and procedures and internal control over financial reporting, (iv) provide an avenue for communication between the independent accountants, internal auditors, if any, management and the Board, and (v) prepare the Audit Committee Report required to be included in the Company’s annual proxy statement. The Board has adopted a written charter for the Audit Committee. The Audit Committee’s charter was revised in December 2004. A copy of the revised charter is attached to this Proxy Statement as Appendix A.

        Compensation Committee. The members of the Compensation Committee currently consist of Messrs. Burish (Chairman), Paprocki and King. The primary functions of the Compensation Committee, which met two times in person during 2004, are to: (i) review executive compensation policies and (ii) recommend to the Board from time to time the compensation of the elected officers of the Company.

        Nominating Committee. In May 2004, the Board created a Nominating Committee and adopted a written charter for such Committee. The members of the Nominating Committee currently consist of Messrs. Bergman (Chairman), Buek and Burish. The primary functions of the Nominating Committee, which met one time in person during 2004, are to: (i) identify individuals qualified to become directors of the Company and recommend to the Board candidates for all directorships to be filled by the Board or by the shareholders of the Company and (ii) identify directors qualified to serve on the committees established by the Board and recommend to the Board members for each committee to be filled by the Board.

        The Nominating Committee will consider persons recommended by the Company’s shareholders to become nominees for election as directors. Shareholder recommendations for consideration by the Nominating Committee must, in accordance with the Nominating Committee’s Charter and the Company’s By-Laws, be in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at 200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin, 54157-0149 not less than 120 days prior to the date of release of the Company’s annual meeting proxy materials to its shareholders, provided, however, that if a special meeting of shareholders is called for any purpose, then such recommendation must be delivered or mailed to the Secretary of the Company, as prescribed, not later than the seventh day following the day on which notice of such special meeting was mailed to the Company’s shareholders. Each shareholder recommendation must, in accordance with the Nominating Committee’s Charter and the Company’s By-Laws, include certain information about the nominee. At a minimum, this information should include (i) the name, age, business address, and, if known, residence address of such nominee, (ii) the nominee’s principal occupation or employment, (iii) the number of shares of Common Stock owned by such nominee and (iv) a brief statement of such other facts as may be relevant to the election of such nominee to the Board.

        In identifying and evaluating nominees for election as directors, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have, as appropriate, broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating Committee looks at each nominee on a case-by-case basis, regardless of who recommended the nominee to determine whether the proposed candidate meets the minimum qualifications for eligibility, director criteria and is otherwise suitable for further consideration. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors that it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed high standards of personal and professional ethics, integrity, values, commitment, independent thought and sound business judgment. In addition to these minimum criteria, the Nominating Committee believes that each nominee for director should possess the following specific qualities and skills:

•	Is free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Has substantial management experience and/or financial expertise or prior board experience with a public company or other relevant experience with a range of skills that will allow a board member to provide sound guidance with respect to the Company’s operations and interests;

•	Has the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending Board and committee meetings and reviewing all materials in advance;

•	Has the ability to (i) discuss major issues and come to a reasonable conclusion, (ii) understand, effectively discuss and make appropriate judgments with respect to issues of importance to the Company and (iii) while being collegial, be direct and not reluctant to disagree on important issues;

•	Has the ability, when requested by the Board, to represent the Company effectively and its business to the financial press, investment institutions and other Company and shareholder constituencies;

•	Meets, as applicable or desirable, the independence and experience requirements of The Nasdaq Stock Market, Inc. and the rules and regulations of the SEC, as such requirements and rules and regulations are in effect from time to time, and is free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Nominating Committee;

•	Either has direct business exposure to the major business of the Company and its subsidiary and/or is ready to participate in direct learning experiences about the major business of the Company and its subsidiary; and

•	With respect to Audit Committee members, has experience in the review of financials of comparable levels of difficulty as the Company’s financials and meets the additional independence requirements under applicable SEC rules.

Availability of Certain Documents

        The Company has available on its website at www.badgerpaper.com its Code of Ethics and Business Conduct and charters for the Audit Committee and the Nominating Committee. The Company is not including the information contained on or available through its website as part of, or incorporating such information by reference into, this proxy statement.

        The Board held nine meetings in 2004. During 2004, each director attended at least 75% of the aggregate of (i) the total meetings held by the Board during the period for which he has been a director and (ii) the total number of meetings held by all committees of the Board on which each such director served during the periods that he served.

        All directors are expected to attend the Company’s annual meeting of shareholders each year. All seven directors serving on the Board at the time of the Company’s 2004 annual meeting of shareholders attended such meeting.

Communications with the Board

        Shareholders may communicate with the Board by writing to the Secretary of the Company at Badger Paper Mills, Inc., c/o the Board of Directors (or at the shareholder’s option, c/o a specific director), 200 West Front Street, Peshtigo, Wisconsin 54157. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board or the specified director, as the case may be.

Compensation of Directors

        Each director who is not an employee of the Company (“non-employee director”) is entitled to receive an annual retainer fee of $16,000, which is payable quarterly. The Chairman of the Board receives an additional annual retainer fee of $25,000. Mr. Bergman was Chairman of the Board from May 1, 2003 until his resignation, which was effective on December 15, 2004. Mr. Bergman elected to defer collecting his annual retainer fee for his services as Chairman of the Board during this period. Mr. Kemerling was appointed on December 15, 2004 to succeed Mr. Bergman as Chairman of the Board. Mr. Kemerling has elected to defer collecting his annual retainer fee for his services as Chairman of the Board during 2005.

        In order to preserve cash for operations and promote the best interests of the Company and its shareholders by providing a means to attract and retain competent directors and to provide opportunities for additional stock ownership by such directors, which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company, in lieu of payment in cash, each non-employee director receives as payment of a portion of such director’s $4,000 quarterly retainer fee, a grant of shares of Common Stock under the Company’s 2001 Director Stock Grant Plan (the “2001 Director Plan”). Grants are made to each non-employee director on the 15th day of March, June, September and December in each year of such director’s service as a member of the Board. The number of shares received pursuant to a particular grant is determined using a portion of the quarterly director retainer fee (one-half, or $2,000, in 2005) and the average closing price of the Common Stock on The Nasdaq SmallCap Market for the five trading days prior to the date of issuance. Shares acquired under the 2001 Director Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which is exempt from registration under such Act. Currently, 60,000 shares of Common Stock are reserved for issuance under the 2001 Director Plan, although only 4,285 shares were available for grant as of December 31, 2004. The 2001 Director Plan will remain in effect until such date as may be determined by the Board, although no additional shares of Common Stock may be issued after all of the shares subject to the plan have been issued, subject to certain adjustments. The shareholders of the Company are being asked to approve amendments to the 2001 Director Plan that, if approved, would increase the number of shares reserved for issuance under the 2001 Director Plan by 100,000 shares, to a total of 160,000 shares, with a corresponding 100,000 share increase in the number of shares available for grant, and provide a termination date for the 2001 Director Plan of July 1, 2010.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth, as of the Record Date (unless otherwise indicated), certain information regarding the beneficial ownership of Common Stock by: (i) each director of the Company, including the nominees; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers of the Company as a group and (iv) each person or other entity known by the Company to beneficially own more than 5% of the Common Stock. The Company believes that all of the people listed in the following table have sole voting and investment power over the listed shares, except as indicated otherwise in the footnotes to such table.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Harold J. Bergman, Director	10,807	*
L. Harvey Buek, Director	20,468[1]	1.00%
Mark D. Burish, Director	135,924[2]	6.62%
James L. Kemerling, Chairman of the Board	19,346	*
Daniel D. King, Director	548	*
John T. Paprocki, Director	9,200	*
William H. Peters[3]
Former Vice President,
Chief Financial Officer,
Secretary and Treasurer	1,000	*
William A. Raaths, Director	10,907	*
Robert J. Spannuth, Vice President Operations	2,000[4]	*
Ronald E. Swanson, President,
Chief Executive Officer and Director	0	*
All directors, nominees and executive officers as a group (11 persons)[3]	210,200[5]	10.20%
Edwin A. Meyer, Jr	289,070[6]	14.08%
James D. Azzar	276,864[7]	13.48%
Donna M. Burish	112,598[8]	5.48%

*Denotes less than 1%.

[1]	Includes 5,000 shares of Common Stock that may be purchased under a currently exercisable stock option.

[2]	Includes 101,048 shares held by the Survivor’s Trust, effective December 8, 1999 (the “Trust”), for which Mr. Burish is sole trustee, and 1,400 shares owned by Mr. Burish’s spouse and minor children as to which Mr. Burish shares voting and investment power but disclaims beneficial ownership.

[3]	Mr. Peters resigned from the Company effective November 12, 2004. Accordingly, Mr. Peters’ 1,000 shares are not included in the total number of shares held by all directors, nominees and executive officers as a group.

[4]	Represents shares of Common Stock that may be purchased under a currently exercisable stock option.

[5]	Includes shares of Common Stock that may be purchased under currently exercisable stock options as follows: Mr. Buek, 5,000 shares and Mr. Spannuth, 2,000 shares.

[6]	According to the beneficial ownership report dated February 22, 2005 filed with the SEC on an amended Schedule 13G, this total includes 241,564 shares held by the Edwin A. Meyer, Jr. and Gloria L. Meyer Revocable Living Trust, for which Mr. Meyer is co-trustee, 37,994 shares owned by other parties as to which Mr. Meyer has voting rights but disclaims beneficial ownership, and 9,512 shares owned by Gloria L. Meyer, of which Mr. Meyer has no voting or investment power and disclaims beneficial ownership. Mr. Meyer’s address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

[7]	According to the beneficial ownership report, dated February 18, 1998, filed with the SEC on an amended Schedule 13D, James D. Azzar, Bomarko, Inc. (“Bomarko”) and Extrusions Division, Inc. (“EDI”) (collectively referred to as the “Azzar Group”) constitute a “group” with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Mr. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Mr. Azzar’s address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. The address of Bomarko’s principal office is North Oak Road, P. O. Box K, Plymouth, Indiana 46563. The address of EDI’s principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

[8]	The beneficial ownership shown is the best information available to the Company as of the date of this proxy statement. The total includes 101,048 shares held by the Trust for which Mrs. Burish is the sole beneficiary with complete withdrawal rights. Mrs. Burish’s address is 352 Brown Avenue South, Peshtigo, Wisconsin 54157. Mrs. Burish is Mark D. Burish’s mother.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation paid by the Company for each of its last three fiscal years to its Chief Executive Officer, its other most highly compensated executive officer who earned over $100,000 in 2004 and a former executive officer who earned over $100,000 in 2004 and was not serving as an executive officer as of December 31, 2004. The persons named in the following table are sometimes referred to herein as “named executive officers.”

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Stock Options(#)[1]	All Other Compensation($)[2]
Ronald E. Swanson[3]	2004	$250,000	$ 0	0 shares	$ 32,965
President and Chief	2003	166,667	0	50,000 shares	20,025
Executive Officer	2002	0	0	0 shares	0
Robert J. Spannuth[4]	2004	$145,000	$ 0	0 shares	$ 15,591
Vice President Operations	2003	72,903	0	2,000 shares	3,431
	2002	0	0	0 shares	0
William H. Peters[5]	2004	$120,120	$ 0	0 shares	$ 7,372
Former Vice President,	2003	137,500	0	2,500 shares	10,966
Chief Financial Officer,	2002	131,000	20,000	0 shares	14,735
Secretary and Treasurer

[1]	Consists of stock options awarded under the Badger Paper Mills, Inc. 1998 Stock Option Plan.

[2]	Consists of (a) payments made by the Company to Mr. Swanson under the Company’s Profit Sharing Plan and Trust for Non-Union Employees in the amount of $12,884 in 2004 and $10,039 in 2003; (b) life insurance premiums paid by the Company for Mr. Swanson in the amount of $2,568 in 2004 and $1,058 in 2003; (c) temporary living expense paid by the Company for Mr. Swanson of $7,898 in 2004 and $8,928 in 2003; (d) vacation paid in lieu of time off to Mr. Swanson in the amount of $9,615 in 2004; (e) payments made by the Company to Mr. Spannuth under the Company’s Profit Sharing Plan and Trust for Non-Union Employees in the amount of $8,530 in 2004 and $2,923 in 2003; (f) life insurance premiums paid by the Company for Mr. Spannuth in the amount of $1,484 in 2004 and $508 in 2003; (g) vacation paid in lieu of time off to Mr. Spannuth in the amount of $5,577 in 2004; (h) payments made by the Company to Mr. Peters under the Company’s Profit Sharing Plan and Trust for Non-Union Employees in the amount of $7,691 in 2003 and $11,109 in 2002; (i) life insurance premiums paid by the Company for Mr. Peters in the amount of $975 in 2004, $1,143 in 2003 and $1,088 in 2002; (j) vacation paid in lieu of time off to Mr. Peters in the amount of $6,397 in 2004, $2,132 in 2003 and $2,538 in 2002;

[3]	Mr. Swanson joined the Company as President and Chief Executive Officer in May 2003.

[4]	Mr. Spannuth joined the Company as Vice President Operations in June 2003.

[5]	Mr. Peters resigned from the Company effective November 12, 2004 and was succeeded by Mr. Paul Bouthilet on January 17, 2005.

Stock Options

        There were no stock options granted to the named executive officers during 2004.

        None of the named executive officers exercised options to acquire Common Stock during 2004. The following table sets forth information regarding the year-end value of unexercised options held by the named executive officers at the end of 2004.

2004 Year-End Option Values

	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004[1]
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald E. Swanson[2]	0	50,000	$0	$0
Robert J. Spannuth	2,000	0	0	0
William H. Peters	4,500	0	0	0

[1]	Reflects the difference between the fair market value of the underlying Common Stock as of December 31, 2004 and the various applicable exercise prices of the officers’outstanding options. The dollar values do not reflect any options that had an exercise price in excess of the fair market value of the underlying shares as of December 31, 2004. The fair market value as of December 31, 2004 was $4.49, the closing sale price per share on December 31, 2004, the last trading day of 2004.

[2]	33.3% of the options vest and become exercisable on May 1, 2006, 33.3% of the options vest and become exercisable on May 1, 2007, and 33.4% of the options vest and become exercisable on May 1, 2008.

Agreements with the Named Executive Officers

        The Company has employment agreements with Mr. Swanson, the Company’s President and Chief Executive Officer and Mr. Spannuth, the Company’s Vice President Operations. Mr. Swanson’s employment agreement provides him with an annual base salary of $250,000, an annual bonus based on the Company’s Pretax Income (as defined in the employment agreement) (three percent of the first $1.0 million of Pretax Income; five percent of the next $2.0 million of Pretax Income; and six percent of any Pretax Income above that level) and customary fringe benefits, which include, among other things, a monthly car allowance of $1,100, reimbursement for relocation expenses up to $25,000 and a stock option grant for 50,000 shares of Common Stock. The term of Mr. Swanson’s employment agreement extends to April 30, 2006, but will automatically extend for an additional two-year term unless either party gives written notice of non-renewal at least six months prior to the natural expiration of the initial term. Mr. Swanson’s employment agreement entitles him to severance benefits equal to one year’s base salary if his employment is terminated (i) without cause or (ii) in the event of a change in control. The employment agreement contains additional provisions dealing with Mr. Swanson’s compensation in the event he remains as an employee of the Company following a change in control. As part of his employment agreement, Mr. Swanson has agreed not to solicit certain Company customers after his termination of employment with the Company for any reason for a period equal to his length of service as an employee of the Company (but not to exceed two years in any event).

        Mr. Spannuth’s employment agreement provides him with a starting annual base salary of $145,000, plus participation in the Executive Incentive Compensation Plan with a target maximum award equal to 30% of base salary, and customary fringe benefits, which include, among other things, a monthly car allowance of $900, reimbursement for certain moving expenses, temporary living expenses for 120 days from the date of the employment agreement and a stock option grant for 2,000 shares of Common Stock. Mr. Spannuth’s employment agreement provides that, at any time during his employment, either party may terminate such employment upon 30 days’ written notice. Additionally, the Company may terminate Mr. Spannuth’s employment at any time for cause (as defined in the employment agreement). If the Company terminates Mr. Spannuth’s employment for cause, then Mr. Spannuth will not be entitled to any severance pay. If the Company terminates Mr. Spannuth’s employment without cause after one year of continuous active employment with the Company, then Mr. Spannuth is entitled to receive severance pay equal to six months base salary as of the date of such termination. In addition to such severance pay, the Company would provide medical coverage at no cost to Mr. Spannuth for a period not exceeding six months following the last day of Mr. Spannuth’s employment with the Company or until Mr. Spannuth receives medical coverage from a subsequent employer. All other fringe benefits would terminate as of Mr. Spannuth’s last day of employment with the Company.

Certain Relationships and Related Transactions

        Mark D. Burish, a director of the Company and a member of the Compensation Committee of the Board, is a partner at Hurley, Burish & Milliken, S.C., a law firm that the Company engaged in 2004 to provide general corporate legal services.

        William A. Raaths, a director of the Company, is the Chief Executive Officer of Great Northern Corporation, from which the Company purchased packaging materials in 2004.

        James L. Kemerling, a director of the Company, is Chief Executive Officer of Riiser Oil Company, Inc., d/b/a Riiser Energy, from which the Company purchased lubricating oils in 2004. Mr. Kemerling is also a director of Wisconsin Public Service Corporation, from which the Company purchased electrical energy during 2004.

        John T. Paprocki, a director of the Company and a member of the Compensation Committee of the Board, is principal consultant of Paprocki & Associates, a consulting firm that provided certain consulting services to the Company during 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Board’s Compensation Committee is responsible for all compensation and benefits provided to the Company’s Chief Executive Officer, other executive officers and key employees. The following report explains the rationale underlying fundamental executive compensation decisions affecting the Company’s executive officers, including the named executive officers.

Overall Compensation Philosophy

        The Company’s program is designed to align compensation with Company performance, business strategy, Company values and management initiatives. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified financial goals and the executive’s success in meeting specific performance goals.

        The Company’s overall compensation objectives provide a competitive total compensation program designed to: (1) attract and retain qualified executive talent, (2) motivate these executives to achieve the goals inherent in the Company’s business strategy and (3) maintain a performance oriented culture that fosters increased shareholder value. As an executive’s level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual’s compensation level from year to year.

        The compensation policy is as follows:

•	Base salaries are targeted at a level that allows the Company to attract, retain and motivate executive talent, with the framework for such decisions based on a review of the appropriate labor markets.

•	Incentive plans will be used so that key employees participate based on relevant Company and individual performance.

•	All compensation programs will be designed to add shareholder value.

        The Chief Executive Officer’s compensation is determined pursuant to the terms of his employment agreement. Pursuant to his employment agreement, Mr. Swanson’s annual base salary is $250,000. He also receives an annual bonus based on the Company’s Pretax Income (as defined in the employment agreement) (three percent of the first $1.0 million of Pretax Income; five percent of the next $2.0 million of Pretax Income and six percent of any Pretax Income above that level). For 2004 and 2003, Mr. Swanson did not receive a bonus. The Compensation Committee sets the policies for, reviews and approves the recommendations of management with respect to the compensation awarded to other executive officers and key employees.

        The key elements of the Company’s executive compensation program consist of base salary, annual bonus and long-term stock incentives. Senior executive compensation packages are increasingly weighted toward programs contingent upon the Company’s performance. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels consistent with the competitive marketplace based on the Company’s actual performance. The Committee believes in offering compensation opportunities consistent with those in the Company’s industry; however, the most important considerations in determining annual compensation are the Company’s performance and individual contributions. A general description of the elements of the Company’s compensation package follows:

Base Salary

        Base salaries are determined initially by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. The Compensation Committee annually reviews each executive officer’s base salary. In determining salary adjustments for executive officers, the Committee considers various factors including the individual’s performance and contribution, the average compensation level for similar positions and the Company’s performance.

Bonus Program

        The Compensation Committee recognizes the importance of aligning executive compensation with the interests of the Company’s shareholders. Accordingly, the Company maintains an Executive Incentive Compensation Plan where bonuses are based on Company performance.

        The use of Company performance as a measure of bonus determinations ensures that such bonuses are paid only when the Company’s performance objectives are achieved. The use of individual performance as a measure for bonus determinations allows for the establishment of goals that each participant can best impact, which include, but are not limited to: profitability, sales growth, operational efficiency, organizational development or new business opportunities.

Long-Term Stock Incentives

        Long-term stock incentives are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between Company’s management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company currently is able to grant two forms of long-term stock incentives: stock options or restricted stock.

        Stock Options. Options under the Badger Paper Mills, Inc. 1998 Stock Option Plan and the 2002 Stock Option Plan are granted at the discretion of the Committee, with the size of grants varying based on several factors, including the executive’s level of responsibility. Stock options are granted with an exercise price determined by the Committee, provided that the exercise price of incentive stock options, and the exercise price of nonqualified stock options under the 2002 Stock Option Plan, may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, as such fair market value is determined by such methods or procedures established by the Board in accordance with the provisions of the Badger Paper Mills, Inc. 1998 Stock Option Plan and the 2002 Stock Option Plan. Vesting terms vary based on the size of the award. The number of shares covered by grants generally reflects competitive industry practices. The Badger Paper Mills, Inc. 1998 Stock Option Plan limits the total number of shares subject to options that may be awarded to any individual participant in any fiscal year to 70,000 shares. The Badger Paper Mills, Inc. 2002 Stock Option Plan limits the total number of shares subject to options that may be awarded to any individual participant in any fiscal year to 100,000 shares.

        There were no stock options granted in 2004.

        Restricted Stock. The Badger Paper Mills, Inc. 1998 Stock Option Plan and the 2002 Stock Option Plan also allow for the issuance of restricted stock. Under such Plans, grants are made to officers and other key employees and are subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The Badger Paper Mills, Inc. 1998 Stock Option Plan limits the total number of shares of restricted stock that may be awarded to any individual participant in any fiscal year to 20,000 shares. The Badger Paper Mills, Inc. 2002 Stock Option Plan limits the total number of shares of restricted stock that may be awarded to any individual participant in any fiscal year to 100,000 shares.

Compliance with Internal Revenue Code Section 162(m)

        It is anticipated that all 2004 compensation paid to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Accordingly, the Compensation Committee has determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.

The Compensation Committee of the Board

Mark D. Burish, Chairman
John T. Paprocki
Daniel D. King

AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board, the Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial reporting practices. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting rests with management, and the Company’s independent accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles.

        In fulfilling its oversight responsibilities as to the audit process, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s 2004 Annual Report on Form 10-K with the Company’s management and independent accountants. The Audit Committee has also discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Company’s independent accountants have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with the Company’s independent accountants their independence from the Company and its management.

        The Audit Committee met with the independent accountants, with and without the Company’s management present, to review and discuss the results of their audit, including their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

The Audit Committee of the Board

William A. Raaths, Chairman
L. Harvey Buek
Daniel D. King

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and (c) the total return on the Standard & Poor’s 500 Paper Products Index (the “S&P 500 Paper Products”). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1999 in Common Stock, the S&P 500 Index and the S&P 500 Paper Products.

		INDEXED RETURNS Years Ending
Company / Index	Base Period Dec99	Dec00	Dec01	Dec02	Dec03	Dec04
BADGER PAPER MILLS INC	100	46.43	80.95	137.89	104.76	85.52
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
S&P 500 PAPER PRODUCTS	100	90.25	91.03	75.33	102.99	111.58

APPROVAL OF AMENDMENTS TO THE 2001 DIRECTOR PLAN

General

        There are two proposed amendments to the 2001 Director Plan:

•	An amendment to increase the number of shares of the Common Stock that are reserved for issuance under the 2001 Director Plan from 60,000 shares to 160,000 shares; and

•	An amendment to provide that the 2001 Director Plan automatically will terminate on July 1, 2010.

        The amendment to increase the number of shares of Common Stock reserved for issuance under the 2001 Director Plan is needed because, as of December 31, 2004, only 4,285 shares remained available for grant under the 2001 Director Plan. In order for directors to continue to receive shares of Common Stock in payment of a portion of their director fees, additional shares need to be reserved for issuance under the 2001 Director Plan.

        The purpose of the amendment to automatically terminate the 2001 Director Plan on July 1, 2010, which is the tenth anniversary of the 2001 Director Plan’s original effective date, is to comply with requirements of recently-enacted rules promulgated by The Nasdaq Stock Market, Inc.

        The 2001 Director Plan was adopted by the Board and became effective on July 1, 2000. The Company’s shareholders approved the 2001 Director Plan on May 8, 2001. The Board approved the proposed amendments to the 2001 Director Plan on December 15, 2004, subject to shareholder approval.

Purpose of the 2001 Director Plan

        The purpose of the 2001 Director Plan is to promote the best interests of the Company and its shareholders by providing a means to attract and retain competent directors and to provide opportunities for additional stock ownership by such directors which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company. In addition, by awarding stock instead of cash compensation, the Company preserves cash for the operations of the Company.

Administration

        The 2001 Director Plan is administered and reviewed by the Board. The Board has authority to adopt such rules and regulations for carrying out the 2001 Director Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the 2001 Director Plan or any related documents is final.

Stock Subject to the 2001 Director Plan

        Currently, 60,000 shares of Common Stock are reserved for issuance under the 2001 Director Plan, subject to adjustment as set forth below. If the proposed amendments are approved, the number of shares reserved for issuance under the 2001 Director Plan will increase by 100,000 shares, to a total of 160,000 shares. Shares delivered under the 2001 Director Plan will be made available from presently authorized but unissued shares, treasury shares, or a combination thereof. In the event of any change in the Common Stock by reason of a declaration of a stock dividend, spin-off, merger, consolidation, recapitalization, or other corporate event, the aggregate number of shares reserved under the 2001 Director Plan will be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the plan.

Participation

        Under the 2001 Director Plan, each director receives, in lieu of payment in cash of a portion of such director’s retainer fee, a grant of shares of Common Stock on the 15th day of March, June, September and December in each year of service as a member of the Board. The number of shares received is determined using a portion of the director’s quarterly retainer fee (one-half, or $2,000, in 2005) and the average closing price of the Common Stock on The Nasdaq SmallCap Market for the five trading days prior to the date of issuance. The closing price per share of the Common Stock on The Nasdaq SmallCap Market on April 8, 2005 was $3.595. Currently, there are seven directors receiving retainer fees and, therefore, eligible to participate in the 2001 Director Plan.

Transfer Restrictions

        Shares acquired under the 2001 Director Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which is exempt from registration under such Act.

Duration of 2001 Director Plan

        Currently, the 2001 Director Plan provides that it shall remain in effect until such date as may be determined by the Board, although no additional shares of Common Stock may be issued after all of the shares subject to the 2001 Director Plan have been issued. If the proposed amendments are approved, the 2001 Director Plan will terminate on July 1, 2010.

Amendment of the 2001 Director Plan

        The Board may amend the 2001 Director Plan at any time or from time to time in any manner that the Board may deem appropriate.

New Plan Benefits

        In 2005, each non-employee director will receive an annual retainer of $16,000, which is payable quarterly. Upon shareholder approval of the amendments to the 2001 Director Plan, each director eligible to participate in the 2001 Director Stock Grant Plan will receive, in lieu of payment in cash of a portion of such director’s $4,000 quarterly retainer fee, a grant of shares of Common Stock on the 15th day of March, June, September and December in each year of service as a member of the Board. The number of shares received will be determined using a portion of the quarterly director retainer fee (one-half, or $2,000, in 2005) and the average closing price of the Common Stock on The Nasdaq SmallCap Market for the five trading days prior to the date of issuance. The following table shows information concerning the aggregate shares of Common Stock, if any, that will be issued to each of the named executive officers, the current executive officers of the Company as a group, the current directors who are not executive officers of the Company as a group and all employees of the Company who are not executive officers in respect of one-half of any quarterly retainer payable to such persons on the 15th day of March, June, September and December 2005, subject to shareholder approval of the 2005 Director Plan.

Name and Position	Number of Shares to be Issued for Annual Retainer
Ronald E. Swanson, President, Chief Executive Officer and	0
Director
William H. Peters, Former Vice President, Chief Financial	0
Officer, Secretary and Treasurer
Robert J. Spannuth, Vice President Operations	0
Executive Group	0
Non-Executive Director Group (7 persons)	15,577*
Non-Executive Officer Employee Group	0

*This number is calculated using the closing price per share of the Common Stock on The Nasdaq SmallCap Market on April 8, 2005, which was $3.595. The number of shares actually issued may be more or less, as the number issued will be based on the average closing price of the Common Stock for the five trading days prior to the date of issuance.

Vote Required

        Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast on the proposed amendments to the 2001 Director Plan is required to approve such proposed amendments. Any shares of Common Stock not voted (whether by abstention, broker nonvote or otherwise) with respect to the proposed amendments to the 2001 Director Plan will have no impact on the vote. Inspectors of election appointed by the Board will tabulate votes.

        The Board recommends a vote “FOR” the proposed amendments to the 2001 Director Plan and urges you to vote “FOR” the proposed amendments to the 2001 Director Plan. Shares of Common Stock represented by executed but unmarked proxies will be voted “FOR” the proposed amendments to the 2001 Director Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the Company’s equity compensation plans as of December 31, 2004:

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation
plans approved by
security holders	57,000	$5.77	227,285
Equity compensation
plans not approved by
security holders	--	--	--

Total	57,000	$5.77	227,285

(1)	Represents options to purchase Common Stock granted under the 1998 Stock Option Plan.

(2)	Includes 150,000 shares of Common Stock available for grant under the Company’s 2002 Stock Option Plan, 73,000 shares of Common Stock available for grant under the Company’s 1998 Stock Option Plan and 4,285 shares of Common Stock available for grant under the 2001 Director Plan. Subject to approval by the shareholders of the Company at the Annual Meeting, the 2001 Director Plan will be amended to, among other things, reserve for issuance on and after December 31, 2004 an additional 100,000 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the year ended December 31, 2004, all its directors and executive officers complied with the Section 16(a) filing requirements, except Alan L. Rowland failed to timely file a Form 3.

MISCELLANEOUS

Independent Accountants

        Grant Thornton LLP has served as the Company’s independent accountants and has audited the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

Independent Accountants’ Fees

        In connection with the years ended December 31, 2004 and 2003, Grant Thornton LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

	2004	2003
Audit Fees	$97,900	$85,500
Audit-Related Fees	11,150	10,500
Tax Fees	9,700	14,050
All Other Fees	0	0

	$118,750	$110,050

        Audit fees include fees for the audit of the Company’s annual consolidated financial statements and review of quarterly reports on Form 10-Q. Audit-related fees were for assurance and related services with respect to employee benefit plan audits. Tax fees were for services related to tax compliance, including the preparation of tax returns and tax planning.

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent accountants on a case-by-case basis. Since 2002, the Audit Committee has approved 100% of the services described under Audit-Related Fees, Tax Fees and All Other Fees. The Audit Committee has considered whether the provision of the services described as Audit-Related Fees, Tax Fees and All Other Fees, if any, were compatible with maintaining the independence of Grant Thornton LLP and determined that such services did not adversely affect the independence of Grant Thornton LLP.

Shareholder Proposals

        Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2006 annual meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), must be received at the Company no later than the close of business on December 22, 2005. In addition, a shareholder who otherwise intends to present business at the Company’s 2006 annual meeting consisting of a proposal for amendment to the Company’s Restated Articles of Incorporation or By-Laws and/or nominating persons for election as directors of the Company must comply with the requirements set forth in the Company’s By-Laws. To bring such business before an annual meeting, a shareholder must deliver or mail by first class United States mail, postage prepaid, to the Company’s Secretary written notice thereof, complying with the Company’s By-Laws, not less than 120 days prior to the date of release of the Company’s annual meeting proxy materials to its shareholders. The deadline for submission of shareholder proposals for amendment to the Company’s Restated Articles of Incorporation or By-Laws and/or nominating persons for election as directors of the Company, with respect to the Company’s 2006 annual meeting, is December 11, 2005. Shareholder proposals for amendment to the Company’s Restated Articles of Incorporation or By-Laws and/or nominating persons for election as directors of the Company that do not comply with the above-referenced requirements set forth in the Company’s By-Laws will not be considered for action at the 2006 annual meeting or any adjournment or postponement thereof. If the Company receives notice of a shareholder proposal, other than a proposal for amendment to the Company’s Restated Articles of Incorporation or By-Laws and/or nominating persons for election as directors of the Company, that is submitted other than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2006 annual meeting of shareholders but do not intend to have included in the Company’s proxy statement for such meeting) after the close of business on March 7, 2006, the persons named in proxies solicited by the Board for the 2006 annual meeting of shareholders may exercise discretionary voting power with respect to such shareholder proposal.

Delivery of Proxy Material to Households

        Pursuant to, and in accordance with, the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address, unless the Company has received contrary instructions from one or more of the shareholders, a single copy of the Company’s annual report to shareholders and this proxy statement. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. If you are a shareholder residing at a shared address and you would like to request an additional copy of the Company’s annual report to shareholders and/or this proxy statement (or to request to receive only one copy of the annual report to shareholders and proxy statement if you are currently receiving multiple copies) then you may notify the Company by calling (715) 582-4551 or sending a written request addressed to Secretary, Badger Paper Mills, Inc. 200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company also reserves the right to retain a proxy solicitor to solicit proxies, in which case the Company will pay the solicitor’s fees and expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners of such Common Stock will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

By Order of the Board
BADGER PAPER MILLS, INC.

Secretary

April 21, 2005

Appendix A

BADGER PAPER MILLS, INC.

AUDIT COMMITTEE CHARTER
(As Amended and Restated May 11, 2004)

        The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Badger Paper Mills, Inc. (the “Company”) will have the oversight responsibility, authority and specific duties described below. This Audit Committee Charter (this “Charter”), however, is not intended to, and does not create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

Purpose

        The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:

1.	The annual and interim financial information to be provided to shareholders and the Securities and Exchange Commission (the “SEC”);

2.	The system of internal controls that management has established;

3.	The internal and external audit process; and

4.	The Company’s auditing, accounting and financial reporting processes generally. In addition, the Committee provides an avenue for communication between the independent accountants, internal auditors, if any, management and the Board.

        The Committee will make regular reports to the Board concerning its activities.

Composition

        The Committee will be comprised of at least three members of the Board as determined by the Board. The members of the Committee will meet the independence and experience requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the rules and regulations of the SEC, as such requirements and rules and regulations are in effect from time to time, and will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee will be able to read and understand fundamental financial statements, and at least one member of the Committee will endeavor to have accounting or management experience sufficient to qualify as an “audit committee financial expert” under the rules and regulations of Nasdaq and the SEC, as such rules and regulations are in effect from time to time. The members of the Committee will be appointed by the Board and may be replaced by the Board. One of the members of the Committee will be appointed by the Board as the Committee Chair. In accordance with applicable rules and regulations of the SEC, the Company will list the members of the Committee in its Annual Report on Form 10-K and/or in its annual proxy statement.

Authority

        In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee, in its capacity as a committee of the Board, will determine the appropriate funding that the Company will provide for payments of:

1.	Compensation to any independent public accountant engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation to any advisers employed by the Committee, as provided for above; and

3.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

While the Committee is empowered to engage and compensate independent counsel, it is not expected to do so routinely. Rather, it is expected that the Committee will exercise such authority in response to specific circumstances where the Committee determines that such action is in the best interests of the Company and its shareholders.

Meetings

The Committee will meet at least quarterly or more frequently as circumstances dictate. Committee members will strive to be present at all meetings. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee and/or any of these groups believe should be discussed privately. As necessary or desirable, the Committee may request that any officer or employee of the Company, the Company’s outside counsel or representatives of the Company’s independent accountants be present at Committee meetings or meet with any members of, or consultants to, the Committee.

Responsibilities and Duties

The Committee has direct responsibility for the appointment, compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Committee. The independent accountants will report directly to the Committee. The Committee will have the sole power to:

1.	Approve all related-party transactions, in accordance with the rules and regulations of Nasdaq, as such rules and regulations are in effect from time to time;

2.	Hire and fire the independent accountants, based on the Committee’s judgment of the independent accountants’ independence and effectiveness, as well as approve all fees and engagement terms;

3.	Resolve any disagreement between management and the independent accountants;

4.	Pre-approve all auditing services in accordance with applicable law or regulation; and

5.	Pre-approve all permissible non-audit services performed by the independent accountants in accordance with applicable law or regulation, subject to any de minimis exception that may be provided by applicable law or regulation.

        The Committee will not approve any of the “prohibited activities” identified in Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and permitted non-audit services. Any decision by such member or members to grant pre-approval shall be presented to the Committee at its next scheduled meeting.

        In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

2.	Review with the Company’s management and independent accountants the Company’s disclosure, accounting and financial reporting controls and management’s responses with respect to recommendations for internal control improvements;

3.	Review with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting;

4.	Review the scope and general extent of the independent accountants’ annual audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. Annually, the Committee will review andapprove the fee arrangement with the independent accountants;

5.	Discuss with the independent accountants, in accordance with the Exchange Act, prior to the filing of the independent accountants’ audit report, (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information permissible under Generally Accepted Accounting Principles in the United States that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and (c) other material written communications between management and the independent accountants;

6.	Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants;

7.	Review and discuss with management and the independent accountants the Company’s earnings press releases, prior to their release, and the Company’s quarterly financial results included in Forms 10-Q and the results of the independent accountants’ review of the quarterly financial statements, prior to filing Forms 10-Q;

8.	At the completion of the annual audit, review with management and the independent accountants the following:

•	results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application;

•	significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management;

•	other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (“SAS”) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments; and

•	review and discuss with management and the independent accountants the Company’s annual audited financial statements to be included in the Company’s Annual Report on Form 10-K, prior to filing the annual report with the SEC, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on (a) the Committee’s review and discussion of the Company’s annual audited financial statements with management and the independent accountants, (b) the Committee’s discussions with the independent accountants on their independence and the matters required to be discussed by SAS 61 as amended by SAS 90 and (c) such other factors and circumstances as are determined appropriate by the Committee, the Committee will recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K;

9.	After preparation by management and review by independent accountants, approve the committee report required under SEC rules to be included in the Company’s annual proxy statement. Generally, this Charter will be attached to the Company’s annual proxy statement as an appendix every three years;

10.	Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company’s needs;

11.	Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as “material” or “serious.” The Committee should review responses of management to the recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations;

12.	Review disclosures made to the Committee by the Company’s principal executive officer and senior financial officers (namely, the principal financial officer, the principal accounting officer, the controller and any other employee performing similar functions, collectively, the “Senior Officers”) about (a) any significant deficiencies or weaknesses in the design or operation of the disclosure controls and procedures and internal control over financial reporting, including any significant deficiencies and material weaknesses that could adversely affect the Company’s ability to record, process, summarize and timely report financial information as required by the SEC; (b) any fraud (whether or not material) involving management or other employees significantly involved with disclosure controls and procedures and internal control over financial reporting; (c) whether or not there were significant changes in disclosure controls and procedures and internal control over financial reporting or other factors that could significantly affect such controls; and (d) any action to fraudulently influence, coerce, manipulate or mislead the Company’s independent accountants for the purpose of rendering the Company’s financial statements materially misleading;

13.	Select, evaluate, appoint and, where appropriate, replace the Company’s independent accountants and determine the fees and other compensation to be paid to the independent accountants;

14.	Ensure the rotation of the lead partner, the concurring review partner, the client service partner, and other “line” partners directly involved in the performance of the audit for the Company, as required by applicable law or regulation;

15.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company;

16.	Meet with the Company’s outside counsel, when appropriate, to discuss legal matters that may have a significant impact on the Company’s financial statements;

17.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions;

18.	Provide an open avenue of communication among the Company’s independent accountants, management and the Board; and

19.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Limitation on the Committee’s Role

While the Committee has the responsibilities and duties set forth in this Charter, the Committee’s responsibilities and duties are of oversight in nature, and the Committee may apply reasonable materiality standards to all of its activities. The primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting rests with management, and the Company’s independent accountants are responsible for auditing the Company’s financial statements. It is the responsibility of management and the independent accountants to bring to the attention of the Committee any failures, irregularities or other problems respecting the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting.

Appendix B

BADGER PAPER MILLS, INC.
2001 DIRECTOR STOCK GRANT PLAN
(As Amended and Restated Effective December 15, 2004
Subject to Shareholder Approval at the May 10, 2005 Annual Meeting)

1.	Purpose. The purpose of the Badger Paper Mills, Inc. Director Stock Grant Plan (the “Plan”) is to promote the best interests of Badger Paper Mills, Inc. (“Company”) and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company. In addition, by awarding to Directors stock instead of cash compensation, the company preserves cash for operations in the Company.

2.	Administration. The Plan shall be administered by the Board of Directors of the Company (the “Administrator”), subject to review by the Board of Directors (the “Board”). The Administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

3.	Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 7, the total number of shares of Common Stock, no par value, of the Company (“Common Stock”) available for awards under the Plan shall be 60,000, plus an additional 100,000 on and after December 15, 2004. The shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

4.	Director Grants. Each member of the Board, including a member who is an employee of the Company, or any subsidiary of the Company shall receive a grant of Common Stock (a “Director Grant”) on the 15th day of March, June, September and December (each an “Issue Date”) in each year in payment of a portion of his or her retainer fee for serving as a member of the Board.

5.	Grant Amount. Each Director Grant shall consist of a stock certificate for such number of whole shares of Common Stock equal to the quarterly compensation due the director divided by the average closing price on the five trading days prior to the 15th day of the third month of each quarter. Any resultant fractional share is to be adjusted upward to the next whole share.

6.	Restrictions on Transfer. Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel, is exempt from registration under said Act. All certificates evidencing shares subject to Director Grants may bear an appropriate legend evidencing such transfer restriction substantially in the form of Exhibit A hereto.

B-1

The Administrator may require each person receiving a Director Grant under the Plan to execute and deliver the written representation attached hereto as Exhibit B that such person is acquiring the shares of Common Stock without a view to the distribution thereof. All dividends and voting rights for shares awarded under the Plan shall accrue as of the issue date of the Directors Grant.

7.	Adjustment Provisions. In the event of any change in the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up combination or exchange of shares, or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

8.	Amendment of Plan. The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate.

9.	Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Wisconsin and applicable federal law.

10.	Effective Date and Term of Plan. The effective date of the Plan is July 1, 2000. The Plan shall terminate on July 1, 2010, unless terminated earlier by the Board.

B-2

Badger Paper Mills, Inc.

[_]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold
01 - Mark D. Burish	[ ]	[ ]
02 - James L. Kemerling	[ ]	[ ]
03 - Daniel D. King	[ ]	[ ]

B Issues

	For	Against	Abstain
2. Approval of the proposed amendments to the Badger	[ ]	[ ]	[ ]
Paper Mills, Inc. 2001 Director Stock Grant Plan

3. In the discretion of the proxies upon all such
other business as may properly come before the
meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The shares represented by this Proxy will be voted as directed above, but where no direction is indicated, the shares will be voted “FOR” all of the persons nominated by the Board in Item 1 and “FOR” the amendments to the Badger Paper Mills, Inc. 2001 Director Stock Grant Plan as provided in Item 2.

IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
________________________________________	________________________________________	________________________________________

Proxy – BADGER PAPER MILLS, INC.

Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders
May 10, 2005

The undersigned shareholder of Badger Paper Mills, Inc. hereby appoints Harold J. Bergman and John T. Paprocki, and each of them, as the true and lawful proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side hereof, all shares of Badger Paper Mills, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Badger Paper Mills, Inc., to be held at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, May 10, 2005, at 10:00 a.m., local time, and at any adjournment or postponement thereof.

The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting of Shareholders and acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement and Annual Report.

The Board of Directors favors a vote “FOR” all of the persons nominated by the Board for election as directors and a vote “FOR” the amendments to the Badger Paper Mills, Inc. 2001 Director Stock Grant Plan.

(Continued and to be signed on reverse side.)